Exhibit 99.1

Alliance Entertainment Investor Presentation October 20 , 2022

Legal Disclaimer This presentation (together with oral statements made in connection herewith, this “Presentation”) is for informational purposes only . This Presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful . This Presentation has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Adara Acquisition Corp . (“Adara”) and Alliance Entertainment Holding Corporation . (“Alliance”, or the “Company”) and the related transactions (the “Proposed Business Combination” or “Transaction”) and for no other purpose . This Presentation and information contained herein constitutes confidential information and is provided to you on the condition that you agree that you will hold it in strict confidence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of Adara and Alliance and is intended for the recipient hereof only . By accepting this Presentation, you acknowledge and agree that all of the information contained herein or disclosed orally in connection with this Presentation is confidential, that you will not distribute, disclose and use such information for any purpose other than for the purpose of your firm’s participation in the potential financing, that you will not distribute, disclose or use such information in any way detrimental to Adara or Alliance, and that you will return to Adara and Alliance, delete or destroy this Presentation upon request . No representations or warranties, express or implied are given in, or in respect of, this Presentation . You acknowledge that the United States securities laws restrict persons with material non - public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances where it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such information . To the fullest extent permitted by law in no circumstances will Adara, Alliance or any of their respective subsidiaries, security holders, affiliates, representatives, partners, directors, officers, employees, advisers, or agents be responsible or liable for any direct, indirect, or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . Although all information and opinions expressed in this Presentation, including industry and market data obtained from third - party industry publications and sources as well as from research reports prepared for other purposes, were obtained from sources believed to be reliable and are included in good faith, neither Adara nor Alliance has independently verified the information obtained from these sources and cannot assure you of the information’s accuracy or completeness . This information is subject to change . Some data are also based on the good faith estimates of Adara and Alliance, which are derived from their respective views of internal sources as well as the independent sources described above . Nothing herein should be construed as legal, financial, tax or other advice . You should consult your own advisers concerning any legal, financial, tax or other considerations concerning the opportunity described herein . The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs . Nothing contained herein shall be deemed a recommendation to any party to enter any transaction or take any course of action . In connection with the Proposed Business Combination, Adara has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S - 4 containing a preliminary proxy statement and a preliminary prospectus of Adara, and, after the registration statement is declared effective, Adara will mail a definitive proxy statement/prospectus relating to the Proposed Business Combination to its stockholders . Shareholders and other interested persons are urged to read the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information about Adara, Alliance and the Proposed Business Combination . When available, the definitive proxy statement/prospectus and other relevant materials for the Proposed Business Combination will be mailed to stockholders of Adara as of a record date to be established for voting on the Proposed Business Combination . Shareholders are also able to obtain free copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, once available, without charge, at the SEC’s website located at www . sec . gov, or by directing a request to : Adara Acquisition Corp . , 211 East Blvd, Charlotte, North Carolina 2803 . Adara, Alliance and their directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from Adara’s shareholders in respect of the Proposed Business Combination and the other matters set forth in the registration statement . Information regarding Adara’s directors and executive officers is available under the heading “Information about Adara” in the preliminary proxy statement/prospectus . Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is also contained in the proxy statement/prospectus relating to the Proposed Business Combination . Forward Looking Statements Certain statements included in this Presentation that are not historical facts are forward - looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters . These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity . These statements are based on various assumptions, whether identified in this Presentation, and on the current expectations of Adara and Alliance’s management and are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of Adara and Alliance . These forward - looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions ; the inability of the parties to successfully or timely consummate the Proposed Business Combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of Adara or Alliance is not obtained ; failure to realize the anticipated benefits of the Proposed Business Combination ; risks related to the rollout of Alliance’s business and the timing of expected business milestones ; the effects of competition of Alliance’s future business ; failure to realize the anticipated benefits of the Proposed Business Combination ; the effects of competition on Alliance’s future business ; the effects of competition on Alliance’s future business ; the inability to complete the Proposed Business Combination, including due to failure to obtain approval of the Adara stockholders ; the amount of redemption requests made by Adara’s stockholders ; the ability of Alliance or the combined company to issue equity or equity - linked securities or obtain debt financing in connection with the Proposed Business Combination or in the future, and those factors discussed in Adara’s Annual Report on Form 10 - K for the fiscal year December 31 , 2021 under the heading “Risk Factors,” and other documents of Adara filed, or to be filed, with the SEC . 2

Legal Disclaimer - Continued Additional risks related to Alliance’s business in particular include, but are not limited to the risk that the Proposed Business Combination disrupts current Alliance business plans and operations as a result of the announcement and consummation of the Proposed Business Combination ; the inability to recognize the anticipated benefits of the Proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined Alliance to grow and manage growth profitably, the ability of Alliance to maintain relationships with customers and suppliers and retain key employees ; costs related to the Proposed Business Combination ; changes in the applicable laws or regulations ; the possibility that the combined company may be adversely affected by other economic, business, a material weakness in Alliance’s internal control over financial reporting, and/or competitive factors ; the impact of the global COVID - 19 pandemic . There may additional risks and uncertainties that neither Adara or Alliance presently know or currently believe are immaterial that could cause actual results to differ from those contained in the forward looking statements Such risk factors also include, among others, future growth expectations and acquisitions ; specific economic conditions in the United States ; changes in laws and regulations ; potential liability from future litigation ; the diversion of management time on acquisitions and integration related issues ; modifications or adjustments to Alliance’s financial statements as a result of applicable securities laws ; and general economic conditions . In addition, there will be risks and uncertainties described in the registration statement on Form S - 4 relating to the Proposed Business Combination, which is expected to be filed by Adara or Alliance and its affiliates with the SEC and other documents filed by Adara or Alliance or its affiliates from time to time with the SEC . These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from expected results contained in the forward - looking statements . Most of these factors are outside Alliance’s and Adara’s control and are difficult to predict . Financial Information ; Non - GAAP Financial Measures The financial information and data contained this Presentation is unaudited and does not conform to Regulation S - X . Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any proxy statement/prospectus or registration statement or other report or document to be filed or furnished by Adara with the SEC . Some of the financial information and data contained in this Presentation, such as adjusted EBITDA, EBITDA - CapEx and EV/EBITDA, has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) . Adara and Alliance believe these non - GAAP measures of financial results provide useful informant to management and investors regarding certain financial and business trends relating to Alliance’s financial condition and results of operations . Alliance’s management uses these non - GAAP measures for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes . Adara and Alliance believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends in and in comparing Alliance’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors . Management does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP . The principal limitation of these non - GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Alliance’s financial statements . In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures . In order to compensate for these limitations, management presents non - GAAP financial measures in connection with GAAP results . You should review Alliance’s audited financial statements, which will be included in the registration statement and proxy statement to be filed with the SEC . Trademarks This Presentation contains trademarks, service marks, trade names, and copyrights of Adara, Alliance, and other companies, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade name or products in this Presentation is not intended to, and does not imply, a relationship with Adara or Alliance, or an endorsement of sponsorship by or of Adara or Alliance . Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Alliance or Adara will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names . The information contained herein is as of October 20 , 2022 , and does not reflect any subsequent events . Neither the SEC nor any securities commission of any other U . S . or non - U . S . jurisdiction has approved or disapproved of the securities or of the Proposed Business Combination contemplated hereby or determined that this Presentation is truthful or complete . Any representation to the contrary is a criminal offense . Adara will make any offer to sell securities only pursuant to a definitive subscription agreement, and Adara reserves the right to withdraw or amend for any reason any offering and to reject any subscription agreement in whole or in part for any reason . 3

Introduction Alliance Entertainment is that company • Alliance Entertainment is sizable today, generating annualized revenue of $1.4 billion and Adjusted EBITDA of $60 million as of June 30, 2022 fiscal year end • Leading direct - to - consumer and e - commerce provider to the entertainment industry, offering over 485,000 unique in stock SKUs, from music to movies, video games to electronics and arcades to collectibles • Alliance is the gateway between leading entertainment brands and retailers, providing a robust suite of services to resellers and leading retailers worldwide • Alliance and Adara are combining in a deal valued at $480 million 4 Transaction Highlights Implied Proforma Equity Value of $480 Million $109 Million Estimated Gross Proceeds Transaction is Expected to Close Fourth Quarter 2022 Current Owners of Alliance Entertainment will Hold Approximately 78% and Current Adara Shareholders will Hold Approximately 22% of Combined Company Tom Finke Adara Chairman & CEO • Adara was formed with the goal of merging with a company led by a great management team that had a proven track record of growth in the consumer space, a strong financial position and a clear vision for strategically growing as a public company Tom Donaldson Adara Director

• Started Alliance Entertainment with less than $200,000 of capital and is now a worldwide distributor and retailer of physical exclusive and non - exclusive media of the biggest brands in the entertainment business without raising equity from outside investors • Alliance Entertainment has grown to over $60 million in annual EBITDA and employs over 1,200 team members, ships to over 35,000 storefronts and distributes over 485,000 in stock SKUs to the largest retailers in the world • Bruce and Jeff have acquired over a dozen companies in the last 20 years including Alliance Entertainment, AN Connect, Mecca Electronics, Distribution Solutions, CokeM, and Think3Fold • Trusted supplier and category captain for Walmart and a trusted Omni Channel supplier to Amazon, Best Buy, Costco, Target, Kohl’s, BJ’s, Meijer, and Barnes & Noble. • Operating as a public company, access to capital markets will allow continued future acquisitions and earnings growth • Continued growth and acquisitions to expand selection and gain market share, enter new markets and continue diversification while maintaining fiscal responsibility 5 BRUCE OGILVIE Alliance Chairman JEFF WALKER Alliance Chief Executive Officer “Our vision is simple: be the best in class with service, selection and technology. By being the best, that will create more growth and opportunities.”

Overview Alliance is a $1.4 Billion leading Direct - to - Consumer (DTC) and eCommerce provider for the entertainment industry We are the gateway between brands and retailers 6

Expansion Plans Alliance expects to expand and diversify by adding brands and retail partnerships Alliance is the conduit for leading brands to reach Alliance’s current customer base, while helping Omni - Channel Retailers expand their product selection and fulfillment goals. Alliance is the retailers’ back office for in store and eCommerce solutions. All Electronic Data Interchange (EDI) and logistics are operational and ready for existing retail channels to add new products. Alliance’s goal has always been to provide all the meta - data of content & images, service, selection, and purchasing to Omni - Channel retailers to expand their selection to compete with the leading on - line Retailer. Acquire & Consolidate Synergize Create Value 7

Alliance Management Team Bruce Ogilvie and Jeff Walker have distinguished themselves as innovators and expert consolidators, first in the physical media sector and now in the fulfillment and eCommerce distribution solutions space. As the sole owners of Alliance Entertainment, Bruce and Jeff are rolling over 100% of the ownership interests. BRUCE OGILVIE Chairman Bruce has spent his entire career in the entertainment distribution industry starting with the founding of Abbey Road Distributors in 1980 . Over the next 14 years, Bruce led Abbey Road’s growth to over $ 94 million in sales and successfully sold the business in 1994 . In 1995 , Bruce was awarded E&Y’s Distribution Entrepreneur of the Year Award for his work with Abbey Road . Armed with start - up experience, a successful exit, and street - level distribution knowledge, in 1996 , Bruce was selected by a bank group to turn around the 600 - store chain, Wherehouse Records . Under Bruce’s leadership Wherehouse emerged from bankruptcy within nine months and was sold to Cerberus Capital . Following his success with Wherehouse Records, Bruce bought a one - third interest in Super D in 2001 and assumed the role as CEO, joining with founders Jeff Walker and David Hurwitz . Bruce became the Chairman in 2013 after the merger of Super D and Alliance Entertainment . JEFF WALKER Chief Executive Officer After earning a degree in Economics from UC Irvine, Jeff Walker and David Hurwitz founded the CD Listening Bar in 1990 , a retail music store . A few years later, Jeff and David started wholesaling CDs from the back of the store, beginning the journey to create Super D, a music wholesaler founded in 1995 . In 2001 , Jeff and David Hurwitz sold a third of Super D to Bruce Ogilvie . Over the next decade, Bruce and Jeff continued to grow Super D’s presence in the music wholesaling space, culminating with the acquisition of Alliance Entertainment in 2013 . Upon the closing of the Alliance acquisition, Jeff became the CEO of the combined company . In 2015 , Jeff was awarded E&Y’s Distribution Entrepreneur of the Year award in Orange County . Since 2001 , Bruce Ogilvie and Jeff Walker have shared the leadership duties of Alliance Entertainment, with Jeff overseeing sales, finance, purchasing and administration ; and Bruce overseeing warehouse and technology operations . Together they have set the strategy for executing on multiple acquisitions including acquiring Alliance Entertainment in 2013 , creating a packaged media distribution company . Since the Alliance acquisition, Bruce and Jeff have anticipated and executed on emerging trends in the industry building Alliance into the largest physical media and entertainment product distributor in the world, and a leader in fulfillment and eCommerce distribution solutions . ▪ PAUL EIBELER COKeM Chairman ▪ JOHN KUTCH CFO ▪ WARWICK GOLDBY VP Distribution Operations ▪ JOE REHAK COKeM COO ▪ MICHAEL PRENTICE CIO Leadership History 8

Growth History 2013 Music & Video Distribution • Super D acquires Alliance Entertainment becoming the largest music and video distributor • The first major step in consolidating the 3 main packaged media categories. Super D rebrands to Alliance Entertainment post acquisition 2016 Music & VMI • AN Connect Acquisition • Walmart & Best Buy accounts added • Vendor Managed Inventory (VMI) system and software systems acquired, providing Alliance with a critical addition to its service offering 2018 Gaming • Mecca Acquisition • Microsoft, Sony, and Nintendo suppliers added • Alliance enters the gaming space, expanding its already diverse physical media product offering 2018 Video Exclusive Distribution • Distribution Solutions Acquisition • Walmart, Amazon, Target, and Best Buy Video Movie Supplier Numbers added • 20 exclusive video distribution studios acquired 2020 Gaming • COKeM Acquisition • Walmart, Best Buy, Target, GameStop, Kohls, and Costco accounts added • Alliances adds the leading gaming distributor with significant store and DTC sales 9 2022 Toys & Collectibles • Think 3Fold Acquisition • Walmart expansion • Alliance adds collectible toys with 4 feet of shelf space in 3,900 Walmart stores

10 Investment Thesis Alliance is one of the largest physical media and entertainment product distributors in the world and is a leader in fulfillment and eCommerce distribution solutions. Its existing product and service offering has positioned the Company to capitalize on shifts towards eCommerce and Omni - Channel strategies, especially with retailers and manufacturers vastly increased reliance on their DTC fulfillment and distribution partners. MANAGEMENT EXPERIENCE & ROLLOVER With 30+ years of experience, Alliance management has extensive knowledge and is rolling over all of their equity in preparation to lead the Company towards future growth. INDUSTRY LEADING MARKET SHARE Alliance is a leader in fulfillment and eCommerce distribution. ORGANIC GROWTH OPPORTUNITIES Through the expansion of partnerships with vendors and customers as well as investment in existing facilities, Alliance expects to continue to grow revenue and expand margins. CONSOLIDATION OPPORTUNITIES Alliance management has significant M&A experience to drive future growth through the acquisition of complementary businesses and competitors. COMPELLING VALUATION Based on 7.98x TTM EBITDA, the equity valuation is attractive compared to similar businesses and transactions.

Access to Capital Markets With a public listing, Alliance will have access to additional capital to finance future growth INCREASE MARKET SHARE Expanding its existing product and service offerings and executing its acquisition strategy will drive Alliance’s efforts toward increasing market share. ENHANCE DTC RELATIONSHIPS & CAPABILITIES Alliance’s DTC services are in greater demand as consumer preferences shift and stress retailers' eCommerce and DTC capabilities. Enhancing DTC relationships will grow existing revenue lines and improving capabilities will generate a more attractive overall service offering. EXECUTE ACQUISITION STRATEGY Alliance has a proven track record of successfully acquiring and integrating competitors and complementary businesses. With additional capital, Alliance will be able to more effectively execute on its acquisition strategy. EXPAND INTO NEW CONSUMER PRODUCTS Leveraging existing relationships, Alliance can expand into new consumer product segments, growing its product offering and providing more to its existing customer base while attracting new customers in the process. TECHNOLOGICAL ADVANCEMENT Alliance will further invest in automating facilities and upgrading proprietary software. 11

FY19A FY20A FY21A FY22A Financial Summary REVENUE ($ in millions, Fiscal Year Ends 6/30) ADJUSTED EBITDA ($ in millions, Fiscal Year Ends 6/30) $747 $776 $1,324 $1,417 $25 $33 $69 $60 ADJUSTED EBITDA MARGIN 3.3% 4.2% 5.2% 4.2% GROWING REVENUES $1.417 BILLION & GROWING Alliance has grown revenues by expanding its customer base and product offering, and through several successful acquisitions. EXPANDING EARNINGS $60+ MILLION ADJUSTED EBITDA & EXPANDING MARGINS Alliance has driven margin expansion since inception through effective cost control measures and successful acquisition integrations. ATTRACTIVE MULTIPLE Based on 7.98x TTM ADJUSTED EBITDA 3 Alliance has an attractive pre - money valuation of $479 million, based on 7.98x 06 - 30 - 2022 adjusted EBITDA. 1. 12 Months Ended 06 - 30 - 2022 2. A reconciliation of Adjusted EBITDA to GAAP Net Income is provided on Exhibit 1. 3. The 7.98x EBITDA multiple is based on TTM EBITDA, excluding Capital Expenditures (as of 06 - 30 - 2022) as set forth in Alliance’ s financing compliance certificate. 1, 2 1, 2 12 FY19A FY20A FY21A FY22A

77.87% 3.28% 18.85% Exisiting Alliance Shareholders Adara Sponsors SPAC in Trust 3 Pro Forma Ownership • $479.75 million pre - money valuation • $108.15 million in cash on balance sheet after closing SOURCES SPAC in Trust $116,150,000 Seller Rollover Equity $475,000,000 Total Sources $591,150,000 USES Cash to Surviving Company Balance Sheet $108,150,000 Seller Rollover Equity $475,000,000 Transaction Expenses $8,000,000 Total Uses $591,150,000 PRO FORMA CAPITALIZATION @ $10.10 PER SHARE 2 SPAC in Trust $116,150,000 Seller Rollover Equity $479,750,000 Total Sources $595,900,000 1. Assumes no redemptions . 2. Up to 60 million shares of contingent common stock to be issued to Alliance stockholders in connection with the business combination ; contingent stock is issued in three tranches when publicly traded stock prices reach $ 20 , $ 30 and $ 50 per share, and under a variety of conditions and amounts . Does not include shares issuable upon exercise of Adara Warrants or shares issuable under equity plan to be implemented upon closing . 3. 47 . 5 M Shares does not include 500 K to employees pursuant to adopted employee equity plan . 4. Reflects a forfeiture of 875 , 000 sponsor shares and includes an additional 500 , 000 shares which may be forfeited by sponsor in Alliance’s sole discretion . 5. Excludes 5 . 75 million public warrants, 4 . 12 million sponsor warrants, and 50 , 000 underwriter warrants . Common Stock Outstanding - 47,500,000 77.87% - 2,000,000 3.28% - 11,500,000 18.85% Transaction Overview Total Common Shares 5 - 61,000,000 100.00% 1 4 13

SERVICE Product and eCommerce distribution and inventory solutions TECHNOLOGY State - of - the art systems and facilities SELECTION One of the largest physical media and entertainment product distributors Alliance provides traditional retailers with world class eCommerce abilities, leveling the playing field Alliance has specialized in providing superior: 14

MERCHANDISING SERVICES & IN - STORE OPERATIONS INVENTORY & PRODUCT PLACEMENT OMNI - CHANNEL STRATEGY SUPPORT AUTOMATED DTC PROCESS INVENTORY & CATEGORY MANAGEMENT SYSTEMS Alliance provides efficient, Omni - Channel expansion solutions for retailers eCommerce & DTC Vendor Managed Inventory Alliance provides a full, enterprise - level infrastructure and drop ships orders directly to consumers on behalf of its customers . The entire ordering, confirmation and invoicing process is automated . The functionality allows customers to focus on sales while Alliance performs all stocking, warehousing and shipping functions . END - TO - END ECOMMERCE SOLUTION Alliance is a leader in vendor managed inventory (VMI) solutions providing solutions tailored to customers to support their inventory needs . These value - add services provide a highly technical, critical business function for partners . Service 15

Alliance consolidates and distributes a vast portfolio of entertainment products, while its proprietary database powers retailers’ online music and gaming offerings Gaming Products DVD & Blu - Ray CD Consumer Products Currently over 485,000 SKUs in stock Selection Vinyl Retro Arcades 16

Sales by Configuration 17 (In Thousands) Sales by Configuration June 30, 2022 June 30, 2021 June 30, 2020 Gaming $557,658 39.3% $497,817 37.6% $108,735 14.0% Vinyl $329,202 23.2% $288,326 21.8% $158,633 20.5% DVD/Blu - ray/UltraHD $264,990 18.7% $288,372 21.8% $279,337 36.0% CD $151,583 10.7% $148,263 11.2% $164,728 21.2% Consumer Products $57,980 4.1% $40,729 3.1% $17,591 2.3% Freight $21,682 1.5% $22,260 1.7% $19,138 2.5% 3PL Fees $17,874 1.3% $17,460 1.3% $17,430 2.2% Digital Downloads $8,476 0.6% $8,191 0.6% $5,967 0.8% Other $7,931 0.6% $12,150 0.9% $4,034 0.5% Grand Total $1,417,377 100% $1,323,567 100% $775,596 100% $- $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 $400,000 $450,000 $500,000 $550,000 $600,000 June 30, 2022 June 30, 2021 June 30, 2020 In Thousands Fiscal Year Gaming Vinyl DVD/Blu-ray/UltraHD CD Consumer Products Freight 3PL Fees Digital Downloads Other

Technology

Alliance is investing in enhancements to its automated handling equipment capable of reducing shipping times, streamlining order processing, and improving overall warehouse management.

AutoStore Automated Storage & Retrieval System

In 2022, Alliance initiated installation of an AutoStore Automated Storage & Retrieval System (ASRS) for its Shepherdsville warehouse. This system will dramatically improve Alliance's warehouse operations, allowing the Company to achieve increased levels of speed, reliability, capacity, and precision, resulting in significant cost savings.

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Increased Storage Capacity

Drive Future Savings

Improved Energy Efficiency

24/7 Access

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Shakopee, MN 220K Sqft Facility Shepherdsville, KY 873K Sqft Facility Distribution Center • Shepherdsville, KY • Shakopee, MN • Dallas, TX • Los Angeles, CA • Charlotte, NC Offices • Bentonville, AR • Itasca, IL • Irvine, CA • Sacramento, CA • EI Segundo, CA • Minneapolis, MN • Shepherdsville, KY • Sunrise, FL Strategically Located Operations Through its highly skilled workforce and tech enabled facilities, Alliance has established a strong fulfillment and distribution infrastructure that allows the Company to achieve industry leading speed and accuracy metrics. Click Icons for Videos 19

Fiscal Year 06 - 30 - 2022 06 - 30 - 2021 06 - 30 - 2020 06 - 30 - 2019 Revenue $1,417,377 $1,323,567 $775,596 $746,529 YoY Revenue Growth % 7.1% 70.7% 3.9% Cost of Goods Sold 1,234,995 1,140,885 656,485 637,970 Gross Profit $182,382 $182,682 $119,111 $108,559 Gross Profit % 12.9% 13.8% 15.4% 14.5% Operating Expenses: Distribution and Fulfilment Expense 64,260 56,885 35,877 37,121 Selling, General and Administrative 58,110 57,249 50,007 46,929 Total Operating Expenses 122,370 114,134 85,884 84,050 8.6% 8.6% 11.1% 11.3% Non - Operating Expenses: Depreciation 3,096 5,623 7,124 6,232 Amortization 5,162 5,772 8,660 7,851 Interest Expense 4,056 2,938 3,524 6,850 IC - DISC Commissions 9,907 5,394 8,182 7,050 Income Taxes (Benefits) 9,423 10,791 376 2,415 Gain/Loss on Disposal of PPE - 87 - - Mergers & Acquisition Fees (251) 3,509 - 4 Total Non - Operating Expenses 31,394 34,370 27,866 30,402 2.2% 2.6% 3.6% 4.1% Operating Earnings $60,012 $68,548 $33,227 $24,509 Operating Profit % 4.2% 5.2% 4.3% 3.3% ($ in 000’s) 20 Income Statement

Audited As of 06 - 30 - 2022 Audited As of 06 - 30 - 2021 ASSETS Cash and Equivalents. 1,469 4,028 Accounts Receivable - Trade 98,699 111,332 Inventory 249,439 141,661 Other Current Assets 9,373 8,763 Net PP&E & Operating Lease Right - OF - Use Assets 11,644 18,989 Net Intangible Assets 18,764 23,927 Net Goodwill 79,903 79,903 Total Other Assets 3,748 361 Total Assets $473,039 $388,964 LIABILITIES Accounts Payable 209,760 227,887 Line of Credit 135,968 53,580 Other Current Liabilities 4,871 10,718 Non - Current Liabilities 13,512 16,475 Total Liabilities 364,111 308,660 EQUITY 108,928 80,304 Total Liabilities and Equity $473,039 $388,964 ($ in 000’s) 21 Balance Sheet

ENVIRONMENTAL INITIATIVES Alliance has introduced eco - friendly CDF packaging, implemented paperless pick, pack and ship processes, and plans to reduce emissions with its new AutoStore ASRS system. DIVERSITY & INCLUSION EFFORTS Creating and sustaining a diverse and inclusive working environment is a critical component of Alliance’s core values. DEDICATION TO SAFETY Workplace safety is a priority for Alliance having implemented numerous measures to minimize accidents within the workplace. Project Gigaton Alliance participates in Walmart’s Project Gigaton. This project seeks to remove one billion metric tons (a gigaton) of greenhouse gases from the global value chain by 2030. Click the icon for more information. ESG Initiatives Alliance continues to evolve, expanding the efficiency and environmental efficacy of its operations through a number of ESG efforts 22

Summary Alliance is one of the largest physical media companies in the Entertainment industry and is a leader in fulfillment and eCommerce distribution for the largest Omni - Channel retailers. MANAGEMENT EXPERIENCE Management has a proven track record of acquiring and integrating companies, significantly growing both revenue and earnings in the process. 100 % MANAGEMENT ROLLOVER Management is rolling 100% of their ownership into the transaction, maximizing cash on the balance sheet to fund growth. COMPELLING VALUATION At $479.75 million pre - money equity value (based on 7.98x TTM Adjusted EBITDA) Alliance is attractive compared to similar businesses and transaction. As a public company with strong cash flow and over $110 million of cash, Alliance is well positioned to grow through acquisitions, enhance DTC relationships, and expand product offerings. 23

Adara Acquisition Corp.

Adara Acquisition Corp. (NYSE: ADRA), was formed to seek a target in the high-growth middle market. The management team, chosen from diverse backgrounds, have one common trait:

A Reputation for identifying and closing acquisitions of top high-growth business, and helping those businesses achieve scale to actualize their growth potential

Adara's selection process centered on finding a target with:

Strong Management Team • *Proven Revenues & Earnings Growth* • *Compelling Business Strategy*

Adara Leadership Team



Tom Finke

Chairman & CEO

Director, INVESCO Board Member NYSE: IVZ

Former Chairman & CEO, Barings

CIO & EVP, MassMutual

Duke University MBA

University of Virginia



Tom Donaldson

Director

Managing Partner & Founder, Blystone & Donaldson

Former Senior Executive, Investors Management Corporation

Partner, McGuire Woods

Villanova University JD & MBA

North Carolina State University



Beatriz Acevedo

Director

CEO & Founding Partner, Suma Wealth

Partner, 9th Wonder Agency

Founding Partner, Acevedo Foundation

University of California San Diego



Dylan Glenn

Director

Senior Director, Eldridge

Former CEO, KBBO Americas

Senior Managing Director Guggenheim Partners

Special Assistant to President George W. Bush

Davidson College



Frank Quintero

Director

Principal, Yucaipa Companies

Special Assistant to California Governor Gray Davis

Board Member, BioSig Technologies NASDAQ: BSGM

University of California Los Angeles

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Exhibit 1 Reconciliation of Adjusted EBITDA to GAAP Net Income Fiscal Year 06 - 30 - 2022 06 - 30 - 2021 06 - 30 - 2020 06 - 30 - 2019 Operating Earnings Before Depreciation & Amortization $60,012 $68,548 $33,227 $24,509 Net Income/(Loss) Per GAAP $28,619 $34,178 $5,361 $(5,894) Adj. EBITDA Calculation: Net Income/Loss per GAAP 28,619 34,178 5,361 (5,894) Depreciation 3,096 5,623 7,124 6,232 Amortization 5,163 6,028 8,660 7,851 Interest Expense 4,056 2,938 3,524 6,850 IC - DISC Commissions 9,907 5,394 8,182 7,050 Income Taxes (Benefits) 9,423 10,791 376 2,415 Gain/Loss Disposal of PPE & FX Currency 7 102 (318) 33 Mergers & Acquisition Fees (251) 3,509 - 4 Adjusted EBITDA $60,018 $65,563 $32,909 $24,541 1. Mergers & Acquisition Fees related to the proposed transaction are not included. 1 25 ($ in 000’s )

Year Ended June 30, 2022 Year Ended June 30, 2021 Year Ended June 30, 2020 Year Ended June 30, 2019 Cash Flows from Operating Activities Net Income (Loss) $28,619 $34,178 $5,361 $(5,894) Adjustments to Reconcile Net Income Cash provided by (Used In) Operating Activities Depreciation of Property and Equipment 3,096 5,623 7,124 6,232 Amortization of Intangible Assets 5,162 5,772 8,660 7,851 Amortization of Deferred Financing Costs (Included in Interest) 166 334 358 358 Payment - in - Kind, Interest - - - 2,600 Bad Debt Expense 496 225 155 (188) Deferred Income Taxes (1,177) 1,543 1,286 2,195 Loss on Disposal of Fixed Assets - 87 - - Changes in Assets and Liabilities, Net of Acquisitions Trade Receivables 12,138 8,053 13,684 (8,988) Related Party Receivable 1,231 157 (1,633) - Inventory (107,778) (8,617) 35,821 2,989 Prepaid Expenses - - - - Income Taxes Payable/Receivable (1,867) 4,453 (1,187) 1,733 Operating Lease Right - Of - Use Assets 4,299 (817) 3,137 (14,979) Operating Lease Obligations (4,583) 664 (3,284) 16,518 Other Assets (5,230) 1,980 3,228 1,087 Accounts Payable (16,146) 18,686 (38,761) (14,136) Accrued Expenses (1,980) 2,395 (6,560) (2,602) Net Cash Provided by (Used in) Operating Activities $(83,554) $74,718 $27,391 $(5,224) Exhibit 2 Consolidated Statement of Cash Flows 1 ($ in 000’s ) 26